UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) Of The
Securities Exchange Act Of 1934
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The New Home Company Inc.
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholders,
On April 29, 2019, William Witte submitted his resignation as a member of the Board of Directors (the "Board") of The New Home Company Inc. (the "Company") effective as of the Company’s 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"). Mr. Witte is not a member of any committee of the Company’s Board. Currently, the Company’s Board is comprised of 9 members and is divided into three classes, designated as Class 1, Class 2 and Class 3. There are currently 3 directors in Class 1, 3 directors in Class 2 and 3 directors in Class 3. At a meeting of the Board on April 30, 2019, the Board accepted Mr. Witte's resignation and approved reducing the total number of directors to 8 by reducing the number of Class 3 directors from 3 to 2, effective as of the 2019 Annual Meeting. Mr. Witte is resigning to focus on his other business responsibilities and has informed the Company that his resignation was not due to any disagreement with the Company, including with respect to the Company’s operations, policies or practices.

By order of the Board,
/s/ Miek Harbur
Miek D. Harbur, Secretary

Additional Information and Where To Find It
On April 5, 2019, the Company filed its proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2019 Annual Meeting. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2019 Annual Meeting, or any adjournment or postponement thereof. Information about the Company's directors and executive officers, and their direct and indirect interests in the Company, is available in its proxy statement, filed April 5, 2019 for its 2019 annual meeting of stockholders. To the extent holdings of the Company's securities by such directors or executive officers have changed since the amounts included in the 2019 proxy statement, such changes have been or will be reflected on reports filed with the SEC in accordance with the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials filed with the SEC in connection with the 2019 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to any proxy statement and other documents filed by the Company with the SEC free of charge at the SEC's website at www.sec.gov. Copies also will be available free of charge at the "Investors" section of the Company's website at www.NWHM.com. or by contacting Investor Relations at (949) 382-7838.